                                                                    EXHIBIT 4.8

 CERTIFICATE OF DESIGNATION[, POWERS, PREFERENCES AND RELATIVE PARTICIPATING,
           OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS] OF THE ___% [NONCUMULATIVE] [CUMULATIVE] [REDEEMABLE] [NON-REDEEMABLE] [CONVERTIBLE] [EXCHANGEABLE] PREFERRED
                               STOCK, SERIES ___
                              ($1.00 Par Value) *

                                       OF

                            THE TIMES MIRROR COMPANY

                                  ----------

                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware

                                  ----------

         The undersigned hereby certify that the following resolution was duly adopted by the Board of Directors of The Times Mirror Company, a Delaware corporation (the "Company"), with respect to the [name of series of Preferred Stock]:

         RESOLVED, That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), the Board of Directors (the "Board") of the Company on ____________, 199_ approved the creation and the voting powers of the following series of Preferred Stock, $.001 par value [, and on __________, 199_ a duly authorized committee of the Board adopted the following resolution creating a series of ______ shares of Preferred Stock, $1.00 par value] (the "Series __ Preferred Stock"), with the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation that may be applicable to the Preferred Stock), as follows:

         1. Designation and Rank. The designation of such series of the Preferred Stock authorized by this resolution shall be the ___% [Noncumulative] [Cumulative] [Redeemable] [Non-Redeemable] [Convertible] Preferred Stock, Series __ (the "Series ___ Preferred Stock"). The maximum number of shares of Series ___ Preferred Stock shall be _____. Shares of the Series ___ Preferred Stock shall have a liquidation preference of $______ per share. The Series ___ Preferred Stock shall rank prior to the Company's Common Stock and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding (the





__________________________________

* Language in brackets in this form of Certificate of Designations may or may not be included in the final Certificate of Designations. Appropriate disclosure will be made in the Prospectus Supplement of which alternate terms have been selected and the final Certificate of Designations will be filed as an Exhibit to an 8-K or other periodic report.

Common Stock and such other classes and series of equity securities collectively may be referred to herein as the "Junior Stock"), other than any classes or series of equity securities of the Company ranking on a parity with (the "Parity Stock") or senior to (the "Senior Stock") the Series ___ Preferred Stock as to dividend rights and rights upon liquidation, winding up or dissolution of the Company as have been [or may in the future] be designated by the Board. The Series ___ Preferred Stock shall be junior to all outstanding debt of the Company. The Series ___ Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and Junior Stock, to the extent not expressly prohibited by the Company's Certificate of Incorporation, with respect to the payment of dividends and upon liquidation, and shall be initially issued at a price (payable by the underwriter(s) thereof) of $___ per share.

         2.      [Noncumulative] [Cumulative] Dividends; Priority.

         (a) Payment of Dividends. The holders of record of shares of Series ___ Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor, [noncumulative] [cumulative] cash dividends at the rate per annum per share of ____% ($_________ per annum) (the "Dividend Rate"), which shall accrue from _______________, 19__ and be payable _________ [in arrears] on the ___ day of
_______, _______, _______ and _______ in each year (or if such day is a non-business day, on the next business day), commencing on ____________, 19__ (each of such dates a "Dividend Payment Date"). Each declared dividend shall be payable to holders of record as they appear on the stock books of the Company at the close of business on such record dates, not more than 60 calendar days preceding the payment dates therefor, as are determined by the Board (each of such dates a "Record Date"). _________ dividend periods (each a "Dividend Period") shall commence on and include the _____ day of ______, ______, ______ and ______ of each year and shall end on and include the date next preceding the next following Dividend Payment Date. [If cumulative, insert -- Dividends on the Shares of Series ___ Preferred Stock shall be fully cumulative, shall accrue (whether or not declared) from the first day of each Dividend Period and shall be payable on the Dividend Payment Date first succeeding the end of each Dividend Period, except that with respect to the first dividend, such dividend shall accrue from the date of issue of the Series
___ Preferred Stock. For any Dividend Period in which dividends are not paid in cash at the Dividend Rate on the Dividend Payment Date first succeeding the end of such Dividend Period, such accrued dividends shall be added (solely for the purpose of calculating dividends payable on the Series __ Preferred Stock) to the Liquidation Preference (as defined below) of the Series __ Preferred Stock effective at the beginning of the Dividend Period succeeding the Dividend Period as to which such dividends were not paid and shall thereafter accrue additional dividends in respect thereof ("Additional Dividends") at the Dividend Rate applicable from time to time until such unpaid dividends have been paid in full.]

         [If Noncumulative, insert -- Dividends on the shares of Series ___ Preferred Stock shall be noncumulative, so that if a dividend on the shares of Series ___ Preferred Stock with respect to any Dividend Period is not declared by the Board of the Company, then the Company shall have no obligation at any time to pay a dividend on the shares of Series ___ Preferred Stock in respect of such Dividend Period. Holders of the shares of the Series ___ Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the noncumulative dividends declared by the Board, as set forth herein.]

         The amount of dividends payable per share for each full Dividend Period shall be computed by dividing by _____ the $ ______ annual amount. Dividends on the Series ___ Preferred Stock shall accrue day by day, and all shares issued within 45 days of the first day on which such shares are issued shall accrue dividends from such date of first issuance. The initial ________ dividend payable on ______, 19__ and the amount of any dividend payable for any other period shorter than a full Dividend Period shall be computed on the basis of a 360-day year composed of twelve 30-day months and the actual number of days elapsed in the Period.

         (b) Priority as to Dividends. No full dividends shall be declared or paid or set apart for payment on Preferred Stock of any series ranking, as to dividends, on a parity with the Series ___ Preferred Stock for any period unless full dividends on the Series ___ Preferred Stock for the immediately preceding Dividend Period have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment). When dividends are not paid in full (or declared and a sum sufficient for such full payment so set apart) upon the Series ___ Preferred Stock and any other Preferred Stock ranking on a parity as to dividends with the Series ___ Preferred Stock, all dividends declared upon shares of Series
___ Preferred Stock and any other Preferred Stock ranking on a parity as to dividends shall be declared pro rata with respect thereto, so that in all cases the amount of dividends declared per share on the Series ___ Preferred Stock and such other Preferred Stock shall bear to each other the same ratio that accrued dividends for the then-current Dividend Period per share on the shares of Series ___ Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior Dividend Periods) and for dividends, including accumulations, if any, of such other Preferred Stock, bear to each other.

         Except as provided in the preceding sentence, full dividends on the Series ___ Preferred Stock must be declared and paid or set apart for payment for the immediately preceding Dividend Period before (i) any cash dividend or other distribution (other than in Common Stock or other Junior Stock) shall be declared or paid or set aside for payment upon the Common Stock of the Company or any other Junior Stock or (ii) any Common Stock or any other Junior Stock is redeemed, purchased or otherwise acquired by the Company for any consideration (or any moneys are paid to or made available for a sinking fund for the redemption of any shares of any such stock) except by conversion into or exchange for Junior Stock or (iii) any Series ___ Preferred Stock or Parity Stock is redeemed, purchased or otherwise acquired by the Company for any consideration (or any moneys are paid to or made available for a sinking fund for the redemption of any shares of any such stock) otherwise than pursuant to a pro rata offer to purchase or a concurrent redemption of all, or a pro rata portion, of the outstanding shares of Series ___ Preferred Stock and Parity Stock (except by conversion into or exchange for Junior Stock).

         The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company if, under the preceding paragraph, the Company would be prohibited from purchasing or otherwise acquiring such shares at such time and in such manner.

         3.      [[Optional] [Mandatory] Redemption] [Non-Redeemability].

         (a) General. [If Optional Redemption, insert -- The shares of the Series ___ Preferred Stock will not be redeemable before _______________, ____. Thereafter, subject to the applicable restrictions in this Section 3 and applicable law, the shares of Series ___ Preferred Stock may be redeemed, in whole or in part, at the election of the Company, upon notice as provided in
Section 3(b), by resolution of its Board, at any time or from time to time, at the following redemption prices plus, in each case, an amount equal to all accrued and unpaid dividends for the then-current Dividend Period to the date fixed for redemption:

                     If Redeemed During
                        the 12-Month               Per Share          If Redeemed During the           Per Share
                       Period Ending               Redemption         12-Month Period Ending           Redemption
                        on        ,                  Price                  on        ,                   Price
                       -------------               ---------               -------------                ---------
                           199__                    $                         199__                         $
                           199__                                              199__
                           199__                                              199__
                                                                        ________ and thereafter

         If less than all the outstanding shares of Series ___ Preferred Stock are to be redeemed, the Company shall select those to be redeemed pro rata, by lot or by a substantially equivalent method. On and after the redemption date, dividends shall cease to accrue on the shares, and they shall be deemed to cease to be outstanding, provided that the redemption price (including any accrued and unpaid dividends to the date fixed for redemption) has been duly paid or provided for.]

         [If mandatory redemption, insert -- As a mandatory redemption for the retirement of the shares of Series ____ Preferred Stock, the Company shall redeem, out of funds legally available therefor, on _____________ (if such shares remain outstanding) ___% of all shares issued [then outstanding], in each case at the redemption price of $_____ per share. Immediately prior to authorizing or making such redemption with respect to the Series _____ Preferred Stock, the Company, by resolution of the Board shall, to the extent funds are legally available therefor, declare a mandatory dividend on the Series ______ Preferred Stock payable on the redemption date in the amount equal to any accrued and unpaid dividends on the Series _____ Preferred Stock as of such date and, if the Company does not have sufficient funds legally available to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the redemption price. If the Company shall fail to discharge its obligation to redeem all of the outstanding shares of Series _____ Preferred Stock required to be redeemed pursuant to this Section 3(a) of this Certificate (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Company is able to discharge such Mandatory Redemption Obligation. If and so long as the Mandatory Redemption Obligation shall not fully be discharged, (i) dividends on the Series ____ Preferred Stock shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence and (ii) the Company shall not declare or pay any dividend or make any distribution on its securities not otherwise permitted by this Certificate.

         [If Non-Redeemable, insert -- The shares of the Series ____ Preferred Stock shall not be redeemed by the Company.]

         [If optional or mandatory redemption, insert -- (b) Notice of Redemption. Notice of any redemption, setting forth (i) the date and place fixed for the redemption, (ii) the redemption price[,] [and] (iii) a statement that dividends on the shares to be redeemed will cease to accrue on such redemption date [and (iv) a statement of or reference to the conversion right set forth in Section 5 hereof (including that the right to give a notice of conversion in respect of any shares to be redeemed shall terminate at the close of business on the redemption date)], shall be mailed, postage prepaid, at least __ days but not more than __ days prior to the redemption date to each holder of record of the Series ___ Preferred Stock to be redeemed at his, her or its address as the same shall appear on the books of the Company. If less than all the shares of the Series ___ Preferred Stock owned by such holder are then to be redeemed, the notice shall specify the number of shares thereof that are to be redeemed and the numbers of the certificates representing such shares.





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
         If such notice of redemption shall have been so mailed, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company separate and apart from its other funds, in trust for the account of the holders of the shares so to be redeemed, so as to be and continue to be available therefor, then, on and after the redemption date, notwithstanding that any certificate for shares of the Series ___ Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, the dividends thereon shall cease to accrue and all rights with respect to such shares of the Series
___ Preferred Stock so called for redemption shall forthwith cease and terminate, [including the right to convert such shares pursuant to Section 5 below,] except only the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Company) of their certificates.

         However, if the notice of redemption shall have been so mailed, and if prior to the date of redemption specified in the notice all funds necessary for the redemption have been irrevocably deposited in trust, for the account of the holders of the shares of the Series ___ Preferred Stock to be redeemed (and so as to be and continue to be available therefor), with a bank or trust company named in such notice doing business in the States of _________ or _________ and having capital surplus and undivided profits of at least [$50,000,000], thereupon and without awaiting the redemption date, all shares of the Series
___ Preferred Stock with respect to which such notice shall have been so mailed and such deposit shall have been so made shall be deemed to be no longer outstanding and all rights with respect to such shares of the Series ___ Preferred Stock shall forthwith upon such deposit in trust cease and terminate, [except only the right of the holders thereof to convert such shares in accordance with the provisions of Section 5 hereof at any time prior to the close of business on the redemption date,] and the right of the holders thereof on or after the redemption date to receive from such deposit the amount payable upon the redemption, but without interest, upon surrender (and endorsement or assignment to transfer, if required by the Company) of their certificates. In case the holders of shares of the Series ___ Preferred Stock that shall have been redeemed shall not within [two] years (or any longer period if required by law) after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand and if permitted by applicable law, pay over to the Company any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Company for payment of the redemption price thereof, but without interest.

         (c)     Status of Shares Redeemed [or Converted].  Shares of Series
___ Preferred Stock redeemed, purchased or otherwise acquired for value by the Company, [including by conversion in accordance with Section 5 hereof,] shall, after such acquisition, have the status of [authorized and unissued shares of Preferred Stock] [Treasury Stock] [and may be reissued by the Company at any time as shares of any series of Preferred Stock other than as shares of Series
___ Preferred Stock].

         4.      Voting Rights.

         (a)     General.  Except as expressly provided hereinafter in this
Section 4, or as otherwise from time to time required by applicable law, the Series ___ Preferred Stock shall have no voting rights.

         (b)     Voting Rights Upon Dividend Arrearages.

          (i) Right to Elect Directors. If [an amount equal to] [six] [consecutive] quarterly dividend payments on the Series ___ Preferred Stock have accrued and are unpaid, the holders of the Series ___ Preferred Stock shall have the right, voting separately as a class together with holders of shares of any Parity Stock upon which like voting rights have been conferred and are exercisable ("Voting Parity Stock"), to elect [two] members of the Board, each member to be in addition to the then authorized number of directors, at the next annual meeting of stockholders or at a special meeting called as described below and thereafter until dividends on the Series ___ Preferred Stock have been paid in full for ____ [consecutive] Dividend Periods, including the last preceding Dividend Period.

          (ii) Special Meeting. Whenever such right shall vest, it may be exercised initially by the vote of the holders of a [plurality] [majority] of the shares of Series ___ Preferred Stock and Voting Parity Stock present and voting, in person or by proxy, at a special meeting of holders of the Series ___ Preferred Stock and Voting Parity Stock or at the next annual meeting of stockholders. A special meeting for the exercise of such right shall be called by the Secretary of the Company as promptly as possible, and in any event within l0 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of the Series ___ Preferred Stock, subject to any applicable notice requirements imposed by law or regulation. Notwithstanding the provisions of this paragraph, no such special meeting shall be required to be held during the [90]-day period preceding the date fixed for the annual meeting of stockholders.

          (iii) Term of Office of Directors. Any director who has been elected by holders of the Series ___ Preferred Stock and Voting Parity Stock entitled to vote in accordance with this subparagraph (b) shall hold office for a term expiring (subject to the earlier payment, or declaration and setting aside for payment, of dividends on the Series ___ Preferred Stock for ____ consecutive Dividend Periods as described below) at the next annual meeting of stockholders and during such term may be removed at any time, either for or without cause, by, and only by, the affirmative vote of the holders of record of a majority of the shares of the Series ___ Preferred Stock and Voting Parity Stock present and voting, in person or by proxy, at a special meeting of such stockholders called for such purpose, and any vacancy created by such removal may also be filled at that meeting. A meeting for the removal of a director elected by the holders of the Series ___ Preferred Stock and Voting Parity Stock and the filling of the vacancy created thereby shall be called by the Secretary of the Company as promptly as possible and in any event within 10 days after receipt of a request therefor signed by the holders of not less than 25% of the outstanding shares of the Series ___ Preferred Stock, subject to any applicable notice requirements imposed by law or regulation. Such meeting shall be held at the earliest practicable date thereafter, provided that no such meeting shall be required to be held during the [90]-day period preceding the date fixed for the annual meeting of stockholders. Upon payment, or declaration and setting aside for payment, of dividends on the Series ___ Preferred Stock so that dividends are not then in arrears (or upon payment of the funds so set aside will not be in arrears) for [six] [consecutive] Dividend Periods the terms of office of all directors elected by the holders of the shares of Series ___ Preferred Stock and the Voting Parity Stock pursuant thereto then in office shall, without further action, thereupon terminate unless otherwise required by law. Upon such termination the number of directors constituting the Board of the Company shall, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the foregoing provisions in the case of the future right of holders of the shares of Series ___ Preferred Stock and Voting Parity Stock to elect directors as provided above.

          (iv) Vacancies. Any vacancy caused by the death or resignation of a director who has been elected in accordance with this subparagraph (b) may be filled by the remaining director so elected or, if not so filled, by a vote of holders of a [plurality] [majority] of the shares of the Series ___
Preferred Stock and Voting Parity Stock present and voting, in person or by proxy, at a meeting called for such purpose. Unless such vacancy shall have been so filled by the remaining director, such meeting shall be called by the Secretary of the Company at the earliest practicable date after such death or resignation, and in any event within l0 days after receipt of a written request signed by the holders of record of at least 25% of the outstanding shares of the Series ___

Preferred Stock, subject to any applicable notice requirements imposed by law or regulation. Notwithstanding the provisions of this paragraph, no such special meeting shall be required to be held during the [90]-day period preceding the date fixed for the annual meeting of stockholders.

          (v) Stockholders' Right to Call Meeting. If any meeting of the holders of the Series ___ Preferred Stock and Voting Parity Stock required by this subparagraph (b) to be called shall not have been called within 30 days after personal service of a written request therefor upon the Secretary of the Company or within 30 days after mailing the same within the United States of America by registered mail, return receipt requested, addressed to the Secretary of the Company at its principal executive offices, subject to any applicable notice requirements imposed by law or regulation, then the holders of record of at least 25% of the outstanding shares of the Series ___ Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders or such shorter notice (but in no event shorter than permitted by law or regulation) as may be acceptable to the holders of a majority of the total number of shares of the Series ___ Preferred Stock. Any holder of Series ___ Preferred Stock so designated shall have access to the Series ___ Preferred Stock books of the Company for the purpose of causing such meeting to be called pursuant to these provisions.

          (vi) Quorum. At any meeting of the holders of the Series ___ Preferred Stock called in accordance with the provisions of this subparagraph
(b) for the election or removal of directors, the presence in person or by proxy of the holders of a majority of the total number of shares of the Series
___ Preferred Stock and Voting Parity Stock shall be required to constitute a quorum; in the absence of a quorum, a majority of the holders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum is present.

         (c) Voting Rights on Extraordinary Matters. So long as any shares of Series ___ Preferred Stock is outstanding and unless the consent or approval of a greater number of shares is then required by law, without first obtaining the approval of the holders of at least two- thirds of the number of shares of the Series ___ Preferred Stock at the time outstanding (voting separately as a class together with the holders of shares (on a one vote per share basis) of Voting Parity Stock) given in person or by proxy at a meeting at which the holders of such shares shall be entitled to vote separately as a class, the Company shall not either directly or indirectly or through merger or consolidation with any other company[, (i) authorize, create or issue, or increase the authorized or issued amount, of any class or series of capital stock ranking prior to the shares of the Series ___ Preferred Stock in rights and preferences or (ii)] approve any amendment to (or otherwise alter or repeal) its Certificate of Incorporation (or this resolution) that would materially and adversely change the specific terms of the Series ___ Preferred Stock. [An amendment that increases the number of authorized shares of any class or series of Preferred Stock or authorizes the creation or issuance of other classes or series of Preferred Stock, in each case ranking junior to the Series ___ Preferred Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding up, or substitutes the surviving entity in a merger or consolidation for the Company, shall not be considered to be such an adverse change.]

         (d) One Vote Per Share. In connection with any matter on which holders of the Series ___ Preferred Stock are entitled to vote as provided in subparagraphs (b) and (c) above, or any matter on which the holders of the Series ___ Preferred Stock are entitled to vote as one class or otherwise pursuant to law or the provisions of the Certificate of Incorporation, each holder of Series ___ Preferred Stock shall be entitled to one vote for each share of Series ___ Preferred Stock held by such holder.

         [5.     Conversion.  Shares of the Series ___ Preferred Stock shall be convertible into Common Stock on the following terms and conditions:

         (a) Conversion Right. Subject to and upon compliance with the provisions of this Section 5, the holder of any shares of Series ___ Preferred Stock may at such holder's option, at any time or from time to time, convert any such shares into fully paid and non-assessable shares (calculated to the nearest 1/100 of a share) of Common Stock at the conversion rate, determined as provided below, in effect on the conversion date. The rate at which shares of Common Stock shall be delivered upon conversion (the "Conversion Rate") shall be initially _____ shares of Common Stock for each share of Series ___ Preferred Stock. The Conversion Rate is subject to adjustment as set forth in paragraph (d) of this Section 5. [If any shares of Series ___ Preferred Stock shall be called for redemption under Section 3(a) hereof, the right to convert such shares shall terminate and expire at the close of business on the redemption date.]

         (b) Dividends Upon Conversion. No payment or adjustment shall be made by the Company to any holder of shares of Series ___ Preferred Stock surrendered for conversion in respect of dividends accrued since the last preceding Dividend Payment Date on the shares of Series ___ Preferred Stock surrendered for conversion; provided, however, that if shares of Series ___ Preferred Stock shall be converted subsequent to any record date with respect to any Dividend Payment Date and prior to the next such succeeding Dividend Payment Date, the dividend falling due on such Dividend Payment Date shall be payable on such Dividend Payment Date notwithstanding such conversion, and such dividend (whether or not punctually paid or duly provided for) shall be paid to the person in whose name such shares are registered at the close of business on such record date [(unless such shares shall have been called for redemption and the redemption date is prior to such Dividend Payment Date)]. In such event [(unless the immediately preceding parenthetical phrase is applicable)], the shares of Series ___ Preferred Stock surrendered for conversion during such period must be accompanied by payment by the holder of an amount equal to the dividend thereon which the holder of record is to receive on such Dividend Payment Date.

         (c)     Method of Conversion.

          (i) The surrender of any shares of Series ___ Preferred Stock for conversion shall be made by the holder thereof by delivering the certificate or certificates evidencing ownership of such shares with proper endorsement or instruments of transfer to the Company at the office or agency in the State of ________ to be maintained by the Company for that purpose, and such holder shall give written notice to the Company at that office or agency that he, she or it elects to convert such shares of Series ___ Preferred Stock in accordance with the provisions thereof and of this Section 5. That notice must also state the number of whole shares of Series ___ Preferred Stock and the name or names (with addresses) in which the certificate or certificates evidencing ownership of Common Stock to be issued on such conversion shall be issued. In the case of lost or destroyed certificates evidencing ownership of shares of Series ___ Preferred Stock to be surrendered for conversion, the holder shall submit proof of loss or destruction and such indemnity and bond as shall be required by the Company.

          (ii) Subject to the provisions of Section 5(f) hereof, every such notice of election to convert shall constitute a contract between the holder of such shares of Series ___ Preferred Stock and the Company, whereby such holder shall be deemed to agree to the conversion on the terms set forth herein.

          (iii) As soon as practicable after its receipt of such notice and the certificate or certificates evidencing ownership of such shares of Series
___ Preferred Stock (and the payment contemplated by the last sentence of Section 5(b), if applicable), the Company shall issue and shall deliver, at the office or agency referred to above and to the person for whose account such shares of Series ___ Preferred Stock were so surrendered, or on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series ___ Preferred Stock and a check or cash payment (if any) to which such





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
holder is entitled with respect to fractional shares as determined by the Company, in accordance with Section 5(e) hereof, at the close of business on the date of conversion.

          (iv) The conversion shall be deemed to have been effected on the date on which the Company has received both such notice and the certificate or certificates for such shares of Series ___ Preferred Stock (and the payment contemplated by the last sentence of Section 5(b), if applicable); and the person or persons in whose name or names any certificate or certificates for Common Stock are issuable upon the conversion shall be deemed to have become on that date the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall become effective for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such surrender occurs.

         (d) Adjustments to Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time as follows:

                 (i) In case the Company shall at any time (A) declare a dividend on the Common Stock in shares of its capital stock, (B) subdivide its outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the surviving company), the Conversion Rate in effect on the record date for such dividend or on the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Series ___ Preferred Stock converted after such time shall be entitled to receive the aggregate number and kind of shares that, if such Series ___ Preferred Stock had been converted immediately prior to such time, the holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (ii) In case the Company shall issue rights or warrants to all holders of its Common Stock (which rights or warrants are not available on an equivalent basis to holders of the Series ___ Preferred Stock on conversion) entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share (as defined in subparagraph (iv) of this paragraph (d)), at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted (subject to the limitations contained in subparagraph (vii) of this paragraph (d)) by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such date of issue plus the number of additional shares of Common Stock to be offered for subscription or purchase and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issue plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so to be offered would purchase at such current market price. Such adjustment shall become effective at the close of business on such record date; provided, however, to the extent that Common Stock is not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted (but only with respect to Series ___ Preferred Stock converted after such expiration) to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually issued and, provided, further, that, in the case of rights or warrants exercisable for [__] days or less, the Company may delay delivering any shares of Common Stock based on the adjusted conversion rate until the expiration of the rights or warrants and, if it does so, it shall as soon as practical after such expiration make whatever retroactive delivery is appropriate in light of the number of actual shares of Common Stock so actually delivered on exercise of such rights or warrants.*

          (iii) In case the Company shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving entity) evidences of its indebtedness or assets (including securities but excluding cash dividends or distributions paid out of retained earnings and dividends payable in Common Stock) or subscription rights or warrants (excluding those referred to in subparagraph (ii) of this paragraph (d)), the Conversion Rate shall be adjusted (subject to the limitations contained in subparagraph (vii) of this paragraph
(d)) by multiplying the Conversion Rate in effect immediately prior to the record date for determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the current market price per share of Common Stock (as defined in subparagraph (iv) of this paragraph (d)) on such record date and the denominator of which shall be such current market price per share of Common Stock, less the fair market value (as determined by the Board, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets or subscription rights or warrants so to be distributed that are applicable to one share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

          If after the distribution date (the "Distribution Date") for purposes of distributing to holders of the Common Stock any stockholder protection, "poison pill" or other similar rights to subscribe for securities of the Company or any other entity ("Shareholder Rights"), converting holders of the Series ___ Preferred Stock are not entitled to receive the Shareholder Rights that would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion, then adjustment of the Conversion Rate shall be made under this subparagraph (iii) as if the Shareholder Rights were then being distributed to holders of the Company's Common Stock. If such an adjustment is made and the Shareholder Rights are later [redeemed,] invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Rate, on an equitable basis, to take account of such event. However, the Company may elect to make provision with respect to the Shareholder Rights so that each share of Common Stock issuable upon conversion of the Series ___ Preferred Stock, whether or not issued after the Distribution Date for such Shareholder Rights, will be accompanied by the Shareholder Rights that would otherwise be attributable (but for the date of conversion) to such shares of Common Stock, in which event the preceding two sentences will not apply. The foregoing provisions shall be applicable to all such rights plan(s) of the Company.

          (iv)  For the purpose of any computation under subparagraphs (ii) and
(iii) of this paragraph (d), the current market price per share of Common Stock on any record date shall be deemed to be the average of the daily closing prices for the five consecutive business days selected by the Board commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. For this purpose, the term "'ex' date," when





__________________________________

* Any other or alternative anti-dilution provisions as are agreed to (whether current quotient, market price or other) may be added here and the subparagraphs in this Section renumbered, as appropriate.

used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive such issuance or distribution. The closing price for each date shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the high and low sales price.

                 (v) In the case of any (a) consolidation or merger of the Company with or into any entity (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (b) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company or (c) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), each holder of a share of Series ___ Preferred Stock then outstanding shall have the right thereafter to convert such share only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such shares of Series ___ Preferred Stock would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming (x) such holder of Common Stock of the Company is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent entity"), or an affiliate of a constituent entity, and (y) such holder of Common Stock failed to exercise his, her or its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof ("non-electing share"), then, for the purpose of this subsection (v), the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of shares of Series ___ Preferred Stock, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer, unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer shall assume, by written instrument, the obligation to deliver to the holder of each share of Series ___ Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive under this Section 5(d).

          (vi) The Company may make such increases in the Conversion Rate, in addition to those required by subparagraphs (i) through (v) of this Section 5(d), as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

          (vii) No adjustment in the Conversion Rate will be made for the issuance of shares of capital stock to employees pursuant to the Company's or any of its subsidiaries' stock option, stock ownership or other benefit plans. No adjustment will be required to be made in the Conversion Rate until cumulative adjustments require an adjustment of at least 1% of such Conversion Rate, but rather such cumulative adjustment shall be carried forward and made when such 1% threshold is reached or exceeded.

         (e) Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series
___ Preferred Stock, but the holder thereof will receive in cash an amount equal to the value of such fractional share of Common Stock based on the current market price (as defined in subparagraph (iv) of Section 5(d)). If more than one share of Series ___ Preferred Stock is surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered.

         (f) Payment of Taxes. The Company shall pay any tax in respect of the issuance of stock certificates on conversion of shares of Series __ Preferred Stock. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of stock in any name other than that of the holder of the shares converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance hereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (g) Common Stock Reserved for Conversion. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series ___ Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Series ___ Preferred Stock.

         (h)     Notice.  If:

                 (w) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than a cash dividend payable out of retained earnings); or

                 (x) the Company shall authorize the issuance to holders of its Common Stock of rights or warrants to subscribe for or purchase Common Stock; or

                 (y) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or of any consolidation or merger to which the Company is a party or of the sale or transfer of all or substantially all of the assets of the Company and for which approval of any stockholders of the Company is required; or

                 (z) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in each event, the Company shall cause to be mailed to each holder of Series ___ Preferred Stock, at his, her or its address as the same shall appear on the books of the Company, as promptly as possible but in any event at least [15] days prior to the applicable date hereinafter specified, a notice stating
(A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, and the nature and amount of such dividend, distribution, rights or warrants or (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         (i) "Common Stock". For the purposes of this Section 5, "Common Stock" means stock of the Company of any class, whether now or hereafter authorized, that has the right to participate in the distribution of either earnings or assets of the Company without limit as to the amount or percentage, including, without limitation, the Common Stock. In case by reason of the operation of paragraph (d) of this Section 5, the shares of Series ___ Preferred Stock shall be convertible into any other shares of stock or other securities or property of the Company or of any other company, any reference herein to the conversion of shares of Series ___ Preferred Stock pursuant to this Section 5 shall be deemed to refer to and include the conversion of shares of Series ___ Preferred Stock into such other shares of stock or other securities or property.]

         6.      [Exchange.

         (a) Subject to the other provisions set forth in this Section 6, the Series __ Preferred Stock shall be exchangeable [in whole, but not] in part, at the option of the Company, [on any Dividend Payment Date] beginning __________________, 199_, for the [identify Debt Securities of the Company] as set forth below. [Holders of outstanding shares of Series __ Preferred Stock will be entitled to receive $_____ principal amount of [identify Debt Securities] in exchange for each share of Preferred Stock held by them at the time of exchange; provided that the [identify Debt Securities] will be issuable in denominations of $1,000 and integral multiples thereof. If the exchange results in an amount of [identify Debt Securities] that is not an integral multiple of $1,000, the amount in excess of the closest integral multiple of $1,000 will be paid in cash by the Company.

         (b) The Company will mail to each record holder of the Series __ Preferred Stock [whose Preferred Stock is to be Exchanged] written notice of its intention to exchange the Preferred Stock for the [identify Debt Securities] no less than 30 nor more than 60 days prior to the date of the exchange (the "Exchange Date"). The notice shall specify the effective date of the exchange and the place where certificates for shares of Series __ Preferred Stock are to be surrendered for [identify Debt Securities] and shall state that dividends on [such] Series __ Preferred Stock will cease to accrue on the Exchange Date.

         Prior to giving notice of intention to exchange, the Company shall have executed and delivered to a bank or trust company selected by the Company to act as Trustee with respect to the [identify Debt Securities], which Trustee shall meet the eligibility requirements of the Section 310(a) of the Trust Indenture Act of 1939 as then in effect, and which Trustee shall have executed and delivered to the Company an Indenture [substantially in the form filed as an exhibit to the [identify Registration Statement]]; with such changes as may be required by law, stock exchange rule, NASDAQ National Market System rule or customary usage].

         (c) If the Company has caused [identify Debt Securities] to be authenticated on or prior to the Exchange Date and has complied with the other provisions of this Section 6, then, notwithstanding that any certificates for shares of Series __ Preferred Stock called for Exchange have not been surrendered for exchange, on the Exchange Date dividends shall cease to accrue on [the] [such] Series __ Preferred Stock and at the close of business on the Exchange Date the holders of [the] [such] Series __ Preferred Stock shall cease to be stockholders with respect to [the] [such] [Series __] Preferred Stock and shall have no interest in or other claims against the Company by virtue thereof and shall have no voting or other rights with respect to [the] [such] Series __ Preferred Stock, except the right to receive the [identify Debt Securities] issuable upon such exchange and the right to accrued and unpaid dividends to and including the Exchange Date, without interest thereon, upon surrender (and endorsement, if required by the Company) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding for any purpose.

         The Company will cause the [identify Debt Securities] to be authenticated on or before the Exchange Date.

         [(d)    Notwithstanding the foregoing, if notice of exchange has been given pursuant to this Section 6 and any holder of shares of Preferred Stock has, prior to the close of business on the Exchange Date, give written notice to the Company pursuant to Section 5 of the conversion of any or all of the shares held by the holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company), then the exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 5.]

         (e) The [identify Debt Securities] will be delivered to the persons entitled thereto upon surrender to the Company or its agent appointed for that purpose of the certificates for the shares of Series __ Preferred Stock being exchanged therefor.

         (f) Notwithstanding the other provisions of this Section 6, if on the Exchange Date the Company has not paid in full all accrued and unpaid dividends on the Series __ Preferred Stock (or set aside a sum therefor), the Company may not exchange [the] [any] Series __ Preferred Stock for [identify Debt Securities] and any notice previously given pursuant to this Section 6 shall be of no effect.

         (g) Prior to the Exchange Date, the Company will comply with any applicable securities and blue sky laws with respect to the exchange of the Series __ Preferred Stock for [identify Debt Securities].

         7. [No] Sinking Fund. [No sinking fund will be established for the retirement or redemption of shares of Series ___ Preferred Stock.] [If sinking fund provisions are to be included, they will be inserted here.]

         8.      Liquidation Rights; Priority.

         (a) In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series ___ Preferred Stock shall be entitled to receive, out of the assets of the Company, whether such assets are capital or surplus and whether or not any dividends as such are declared, $_______ per share [plus an amount equal to all accrued and unpaid dividends for the [then-current] [plus all prior] dividend period[s], and no more], before any distribution shall be made to the holders of the Common Stock or any other class of stock or series thereof ranking junior to the Series ___ Preferred Stock with respect to the distribution of assets. Unless specifically designated as junior or senior to the Series ___ Preferred Stock with respect to the distribution of assets, all other series or classes of Preferred Stock of the Company shall rank on a parity with the Series ___ Preferred Stock with respect to the distribution of assets.

         (b) [Nothing contained in this Section 8 shall be deemed to prevent redemption of shares of the Series ___ Preferred Stock by the Company in the manner provided in Section 3.] Neither the merger nor consolidation of the Company into or with any other company, nor the merger or consolidation of any other company into or with the Company, nor a sale, transfer or lease of all or any part of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this Section 8.

         (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion right set forth in Section 5 hereof, shall be given by mail, postage prepaid, no less than 30 days prior to the payment date stated therein, to the holders of record of the Series ___ Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

         (d) If the amounts available for distribution with respect to the Series ___ Preferred Stock and all other outstanding stock of the Company ranking on a parity with the Series ___ Preferred Stock upon liquidation are not sufficient to satisfy the full liquidation rights of all the outstanding Series ___ Preferred Stock and stock ranking on a parity therewith, then the holders of each series of such stock will share ratably in any such distribution of assets in proportion to the full respective preferential amount (which in the case of the Series __ Preferred Stock shall mean the amounts specified in Section 8(a) and in the case of any other series of preferred stock may include accumulated dividends if contemplated by such series) to which they are entitled.

         9. Record Holders. The Company and the Transfer Agent may deem and treat the record holder of any shares of Series __ Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary.

         10. Notices. Except as may otherwise by provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Company as contemplated in Section 5(c) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: if to the Company, to its offices at Times Mirror Square, Los Angeles, California 90053,
Attention: Corporate Secretary or to an agent of the Company designated as permitted by this Certificate, or, if to any holder of the Series __ Preferred Stock, to such holder at the address of such holder of the Series __ Preferred Stock as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series __ Preferred Stock); or to such other address as the Company or holder, as the case may be, shall have designated by notice similarly given.]

         IN WITNESS WHEREOF, The Times Mirror Company has caused this Certificate of Designations [complete title of certificate to be continued] to be executed by ______________, its [Vice] President, and by _______________,
its [Assistant] Secretary, and its corporate seal to be affixed hereto, this _____ day of ____________, 199_.



                                              THE TIMES MIRROR COMPANY

                                              By:___________________________

                                                    Name:____________________
                                                    Title: [Vice] President

(Corporate Seal)

ATTEST:

By:___________________________

         Name:____________________
         Title: [Assistant] Secretary